RESULTS 4Q19 February 12, 2020 Exhibit 3

|| Forward looking information This presentation contains forward-looking statements. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “assume,” “should,” “could,” “continue,” “would,” “can,” “consider,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “foresee,” “predict,” “potential” “target,” “strategy," and “intend” or other similar words. These forward-looking statements reflect CEMEX Latam Holdings, S.A.’s ("CLH") current expectations and projection s about future events based on CLH’s knowledge of present facts and circumstances and assumptions about future events, as well as CLH´s current plants based on such facts and circumstances. These statements necessarily involve risks and uncertainties that could cause actual results to differ materially from CLH’s expectations. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could have an impact on CLH or its subsidiaries, include, but are not limited to, the cyclical activity of the construction sector; CLH’s exposure to other sectors that impact CLH’s business, such as, but not limited to, the energy sector; competition; availability of raw materials and related fluctuating prices; general political, social, economic and business conditions in the markets in which CLH operates or that affects its operations and any significant economic, political or social developments in those markets, including any nationalization or privatization of any assets or operations; the regulatory environment, including environmental, tax, antitrust and acquisition-related rules and regulations; CLH’s ability to satisfy its debt obligations and CEMEX, S.A.B. de C.V.’s (“CEMEX”) ability to satisfy CEMEX’s obligations under its material debt agreements, the indentures that govern CEMEX’s senior secured notes and CEMEX’s other debt instruments; expected refinancing of CEMEX’s existing indebtedness; availability of short-term credit lines, which can assist us in connection with market cycles; the impact of CEMEX’s below investment grade debt rating on CLH’s and CEMEX’s cost of capital; lost of reputation of our brands; CEMEX’s ability to consummate asset sales and fully integrate newly acquired businesses; achieve cost-savings from CLH’s cost-reduction initiatives and implement CLH’s pricing initiatives for CLH’s products; the increasing reliance on information technology infrastructure for CLH’s operations, sales in general, sales invoicing, procurement, financial statements and other processes that can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subject to cyber-attacks; weather conditions; changes in the economy that affect demand for consumer goods, consequently affecting demand for our products; weather conditions; trade barriers; including tariffs or import taxes and changes in existing trade policies or changes to, or withdrawals from free trade agreements; terrorist and organized criminal activities as well as geopolitical events; declarations of insolvency or bankruptcy or becoming subject to similar proceedings; natural disasters and other unforeseen events; and the other risks and uncertainties described in CLH’s public filings. Readers are urged to read these presentations and carefully consider the risks, uncertainties and other factors that affect CLH’s business. The information contained in these presentations is subject to change without notice, and CLH is not obligated to publicly update or revise forward-looking statements. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to CLH’s prices for CLH’s products. UNLESS OTHERWISE NOTED, ALL CONSOLIDATED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS. Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

Operating EBITDA (US$M) Net Sales (US$M) -9% 260 4Q18 237 4Q19 -11% 2019 989 2018 1,108 -6% 56 4Q18 53 4Q19 -20% 2019 199 2018 249 Margin EBITDA (%) +0.7pp 21.6% 4Q18 22.3% 4Q19 -2.3pp 2019 20.1% 2018 22.4% || Financial Results Summary

|| Consolidated Volumes and Prices (1) Like-to-like prices adjusted for foreign-exchange fluctuations Ready-mix concrete Domestic gray cement Aggregates Our quarterly cement prices improved by 1% in local-currency terms, both QoQ and YoY The U.S.-dollar appreciated vs. the Colombian peso by 11% during 2019 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Volume 0% -3% -2% Price (USD) -7% -2% 0% Price (LtL1) -1% 1% 1%   Volume -8% -13% -5% Price (USD) -9% -7% -1% Price (LtL1) -2% -4% -1%   Volume -9% -10% -7% Price (USD) -6% -3% -1% Price (LtL1) 2% 1% -1% Cement volumes remained flat during 2019; improved volumes in Colombia and El Salvador were offset by declines in other operations

|| EBITDA Variation 2019 -20% 22.4% 20.1% Margin 2018 Margin 2019 -2.3pp 2018 FX 2019 249 199 -29 14 -22 -9 7 -11

|| Net debt was reduced by 11% during 2019 Excludes the compensation related to the new-clinker-supply agreement in Panama and the fixed-asset-sales proceeds For more information on this transaction, please refer to page 13 of our 4Q19 Quarterly Report Net Debt Dec. 18 Net Debt Dec. 19 Free Cash Flow 20191 Compensation from the new-clinker-supply agreement in Panama2 Fixed asset sales Other -$92M

REGIONAL HIGHLIGHTS 4Q19 Results

Results Highlights Colombia

|| Colombia – Results Highlights Financial Summary US$ Million Volume Price (Local Currency) 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Cement 5% 10% 3% Ready mix 0% 1% 1% Aggregates 4% 4% 0% 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Cement 9% 4% -2% Ready mix 5% 0% -3% Aggregates 1% -1% -3% 2019 2018 % var 4Q19 4Q18 % var Net Sales 504 524 -4% 128 125 2% Op. EBITDA 91 97 -6% 32 23 38% as % net sales 18.0% 18.5% (0.5pp) 24.9% 18.4% 6.5pp During the full year 2019, net sales and EBITDA improved by 7% and 3%, respectively, in local-currency terms Our EBITDA margin during the quarter reached 24.6%, improving by 6.5pp, mainly due to higher prices, as well as to SG&A and other corporate expenses savings Our quarterly cement volumes and prices improved by 4% and 10%, respectively, YoY

During 2020, we expect national cement volumes to the residential sector to continue increasing in the low-single digits, supported by the self-construction and social-housing segments || Colombia – Residencial Sector Cement volumes to the self-construction segment improved during 2019, fueled by the economic recovery and remittances In the social-housing segment, indicators such as permits, launches and sales improved in the double digits during the last 6 months We estimate that national cement dispatches to this sector increased in the low-single digits during 4Q19 and full year, YoY

During 2020, we expect national cement volumes to the infrastructure sector to increase in the mid-single digits || Colombia – Infrastructure Sector We expect national cement/ready-mix demand from the 4G program to increase more than 50% in 2020 Our volumes to this sector were supported by 4G projects, as well as by projects in Bogota such as the “Salitre” water-treatment plant and the “CETIC” Hospital, among other projects across the country Infrastructure was the best-performing sector during 2019, increasing in the double digits

Results Highlights Panama

|| Panama – Results Highlights Financial Summary US$ Million Volume Price (Local Currency) 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Cement -6% -9% -3% Ready mix -3% -8% -6% Aggregates -8% -16% -12% 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Cement -15% -20% -12% Ready mix -28% -35% -13% Aggregates -29% -21% -2% 2019 2018 % var 4Q19 4Q18 % var Net Sales 181 222 -18% 38 53 -27% Op. EBITDA 49 66 -26% 10 13 -23% as % net sales 26.8% 29.6% (2.8pp) 27.1% 25.6% 1.5pp Cement imports during the quarter remained relatively stable at around 9% market participation Our EBITDA margin improved by 1.5pp during 4Q19 YoY, mainly due to lower variable, fixed and SG&A costs National cement demand was weak during 2019 affected by high inventories in apartments and offices, as well as by the deceleration of the economy

During 2020, we expect our cement volumes to decline from 11% to 13%, due to potential delays in the execution of infrastructure projects, the divestment of certain ready-mix assets to Cementos Progreso, and to challenging competitive dynamics || Panama – Sector Highlights In the infrastructure sector, the “Corredor de las Playas” highway and the Fourth Bridge over the canal should gradually ramp-up volumes We expect a moderation in the rate of decline in cement demand, driven by infrastructure projects and the social-housing segment Additionally, projects for a total of US$4 billion are expected to start. These projects include the third line of the metro, the new-electric-transmission line, the metro-line-one extension, among others

Results Highlights Costa Rica

|| Costa Rica – Results Highlights Financial Summary US$ Million Volume Price (Local Currency) 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Cement -3% -7% -2% Ready mix 2% -7% 1% Aggregates -9% -14% 6% 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Cement -21% -13% -13% Ready mix -30% -44% -10% Aggregates -13% -38% -26% 2019 2018 % var 4Q19 4Q18 % var Net Sales 102 139 -27% 22 27 -20% Op. EBITDA 30 45 -33% 7 9 -22% as % net sales 29.8% 32.7% (2.9pp) 30.5% 31.5% (1.0pp) Our cement volume performance during 2019 reflects a high base of comparison in 2018 The EBITDA margin during 4Q19 declined by 1pp. SG&A efficiencies were not enough to offset lower sales and increased distribution costs National cement demand was weak during 2019, affected by uncertainty related to the implementation of the fiscal reform and the slow execution of infrastructure projects

|| Costa Rica – Sector Highlights Among the most relevant infrastructure projects are: “Ruta 1: Cañas-Limonal”, “Ruta 1: Limonal-Barranca”, “Ruta 32: San Jose-Rio Frio” and the extension of “Ruta 27” We expect a gradual stabilization in national cement demand, driven by anticipated reactivation of private construction activity and the current pipeline of infrastructure projects During 2020, we expect our cement volumes to decline from 3% to 5%, in line with national demand

Results Highlights Rest of CLH

|| Rest of CLH – Results Highlights Financial Summary US$ Million Volume Price (Local Currency) 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Cement 1% -1% -1% Ready mix 6% 7% -3% Aggregates 19% 8% -17% 2019 vs. 2018 4Q19 vs. 4Q18 4Q19 vs. 3Q19 Cement -6% -8% 6% Ready mix -46% -55% -7% Aggregates -27% 39% -14% 2019 2018 % var 4Q19 4Q18 % var Net Sales 217 239 -9% 52 59 -11% Op. EBITDA 60 77 -21% 14 18 -25% as % net sales 27.9% 32.2% (4.3pp) 26.6% 31.5% (4.9pp) During the full year 2019, prices for our 3 core products improved in local-currency terms Our EBITDA was impacted by lower volumes and increased electricity costs in Nicaragua, as well as to increased purchased-clinker costs and third-party-cement purchases in Guatemala Cement volumes declined during 2019 due to lower construction activity in Nicaragua

|| Nicaragua – Sector Highlights Our cement volumes during 4Q19 and the full year declined by 20% and 16%, respectively, in line with national demand. However, our quarterly cement volumes improved by 6% sequentially, due to the reactivation of some highway projects and a hospital National cement demand was weak during 2019 impacted by the socio-political crisis During 2020, we expect our cement volumes to decline in the mid teens, in line with national demand, due to the low visibility in government’s ability to execute infrastructure projects

|| Guatemala – Sector Highlights Our cement volumes remained flat during 2019 and declined by 3% during the quarter. The decline during 4Q19 was due to a lower-market participation from our ready-mix business, as we focused on the most-profitable projects, and to increased imports National cement demand improved in the mid-single digits during 2019, driven by the residential and industrial-and-commercial sectors We expect our cement volumes to grow in the low-single digits during 2020, in line with national demand. There is general optimism with Alejandro Giammattei, the new pro-business president

OTHER INFORMATION 4Q19 Results

|| Free Cash Flow improved by 68% during 2019 Operating EBITDA US$ Million 2019 2018 % var 4Q19 4Q18 % var Op. EBITDA 199 249 -20% 53 56 -6% - Net financial expense 52 61   12 16   - Maintenance Capex 43 46   12 17   - Change in working cap -30 -5   -21 -15   - Taxes paid 52 58   17 18   - Other cash items (net) -14 31   -12 -1   - Free cash flow discontinued operations 0 2   0 1   96 56 71% 45 20 130% - Strategic Capex 3 1   2 1   93 55 68% 44 19 129% Free Cash Flow After Maintenance Capex Free Cash Flow Operating EBITDA During 4Q19 our free cash flow was boosted by the US$32 million related to the new supply agreement in Panama, as well as by US$15 million related to fixed-asset sales Working capital during 2019 reached a record level of negative 12 average days Our free cash flow reached US$93 million during 2019, a 68% increase YoY, despite the EBITDA decline

|| Income Statement US$ Million 2019 2018 % var 4Q19 4Q18 % var Net sales 989 1108 -11% 237 260 -9% - Cost of sales 606 648   144 147   Gross profit 383 460 -17% 92 113 -18% - Operating expenses 267 290   64 73   Operating earnings before other expenses, net 116 170 -32% 29 39 -27% - Other expenses, net 13 -4   1 -4   Operating earnings 103 174 -41% 28 44 -36% - Financial expenses 52 61   12 16   - Other income (expenses), net 17 4   -6 14   Net income before income taxes 34 109   21 13   - Income tax 29 37   24 3   Profit of continuing operations 4 72   -3 10   - Discontinued operations 0 -10   0 0   Consolidated net income 4 63   -3 10   - Non-controlling Interest Net Income 0 0   0 0   4 62 -93% -3 9 n/a Controlling Interest Net Income During 4Q19, the Other-Expenses-Net line was negative US$1 million, compared with positive US$4 million during 4Q18. During 4Q18, this line benefited from the reversal of some provisions The Other-Income-and-Expenses-Net line, was an income of US$6 million during 4Q19, mainly due to a favorable FX effect from the Colombian-peso appreciation from September to December 2019 Our Net Income during 2019 was US$4 million

|| Consolidated debt as of December 31, 2019 US$ Million 2020 2022 503 Borrower Lender Currency Cost US$ M Maturity CEMEX Colombia S.A. 1 Local Banks COP Variable 9.21% 5 Nov-2020 Cementos Bayano S.A. 1 Lomez International B.V3 USD 6ML + 360 bps 84 Dec-2022 CCL2 Lomez International B.V3 USD Fixed 5.65% 503 Feb-2023 CEMEX Colombia S.A. 1 CEMEX España S.A.3 USD 6ML + 277 bps 142 Dec-2024 Other debt (Leases) 25 Average Cost / Total USD 5.45%4 758 142 (1) Subsidiary company of CEMEX Latam Holdings S.A. (3) Subsidiary company of CEMEX, S.A.B. de C.V. 2024 2023 US$758 M total debt In December we refinanced the loans which matured in 2020. Now, our debt-maturity profile is more manageable and we do not have material debt maturities until December 2022 3.7x Net Debt / EBITDA (2) Refers to “Corporación Cementera Latinoamericana”. Subsidiary company of CEMEX Latam Holdings S.A. 2021 84 5 Fixed Variable Interest Rate (4) Average Cost of U.S. dollar denominated debt

|| 2020 Guidance Cement Ready - Mix Aggregates -5% to -3% 11% to 13% 6% to 8% Cement Ready - Mix Aggregates -13% to -11% -3% to -1% 1 -5% to -3% Cement Ready - Mix Aggregates -6% to -4% 1% to 3% 1% to 3% Colombia Panama Costa Rica Volume YoY% Cash TaxesUS$50 M Total CAPEX US$50 M Maintenance US$45 M Strategic US$5 M Consolidated volumes: Cement: -6% to -4% Ready-mix 1: 3% to 5% Aggregates: -1% to 1% On a pro-forma basis adjusting for the ready-mix plants sold to Cementos Progreso in Panama during December 2019

We are pleased to announce that CDP1 raised its rating of CEMEX and CLH from B in 2018 to A in 2019, in recognition of our climate-protection efforts We are working on all technical levers available in the cement sector to reduce our carbon footprint, which include: Investing in energy efficiency Using alternative fuels, where we reached a 13% substitution rate in 2019 and resulted in savings of about US$2.5 million Expanding our use of renewable energy. During 2019, 64% of our power consumption in cement came from renewable energy Decreasing our clinker factor in cement production, clinker factor reached 73% in 2019, from 79% in 1990 Offsetting emissions from our vehicle fleet by planting and maintaining trees As a result, in 2019 we reduced net CO2 emissions per cementitious product by more than 20% from 1990 levels, equivalent to the emissions generated by 100,000 cars CDP is a not-for-profit organization that runs a global disclosure system for companies to manage their environmental impact || CLH was recognized for its climate-protection efforts

|| Forward looking information This presentation contains forward-looking statements. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “assume,” “should,” “could,” “continue,” “would,” “can,” “consider,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “foresee,” “predict,” “potential” “target,” “strategy," and “intend” or other similar words. These forward-looking statements reflect CEMEX Latam Holdings, S.A.’s ("CLH") current expectations and projection s about future events based on CLH’s knowledge of present facts and circumstances and assumptions about future events, as well as CLH´s current plants based on such facts and circumstances. These statements necessarily involve risks and uncertainties that could cause actual results to differ materially from CLH’s expectations. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could have an impact on CLH or its subsidiaries, include, but are not limited to, the cyclical activity of the construction sector; CLH’s exposure to other sectors that impact CLH’s business, such as, but not limited to, the energy sector; competition; availability of raw materials and related fluctuating prices; general political, social, economic and business conditions in the markets in which CLH operates or that affects its operations and any significant economic, political or social developments in those markets, including any nationalization or privatization of any assets or operations; the regulatory environment, including environmental, tax, antitrust and acquisition-related rules and regulations; CLH’s ability to satisfy its debt obligations and CEMEX, S.A.B. de C.V.’s (“CEMEX”) ability to satisfy CEMEX’s obligations under its material debt agreements, the indentures that govern CEMEX’s senior secured notes and CEMEX’s other debt instruments; expected refinancing of CEMEX’s existing indebtedness; availability of short-term credit lines, which can assist us in connection with market cycles; the impact of CEMEX’s below investment grade debt rating on CLH’s and CEMEX’s cost of capital; lost of reputation of our brands; CEMEX’s ability to consummate asset sales and fully integrate newly acquired businesses; achieve cost-savings from CLH’s cost-reduction initiatives and implement CLH’s pricing initiatives for CLH’s products; the increasing reliance on information technology infrastructure for CLH’s operations, sales in general, sales invoicing, procurement, financial statements and other processes that can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subject to cyber-attacks; weather conditions; changes in the economy that affect demand for consumer goods, consequently affecting demand for our products; weather conditions; trade barriers; including tariffs or import taxes and changes in existing trade policies or changes to, or withdrawals from free trade agreements; terrorist and organized criminal activities as well as geopolitical events; declarations of insolvency or bankruptcy or becoming subject to similar proceedings; natural disasters and other unforeseen events; and the other risks and uncertainties described in CLH’s public filings. Readers are urged to read these presentations and carefully consider the risks, uncertainties and other factors that affect CLH’s business. The information contained in these presentations is subject to change without notice, and CLH is not obligated to publicly update or revise forward-looking statements. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to CLH’s prices for CLH’s products. UNLESS OTHERWISE NOTED, ALL CONSOLIDATED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS. Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

RESULTS 4Q19 February 12, 2020

|| Contact Information Investor Relations Pablo Gutiérrez, CFA Phone: +57(1) 603-9051 E-mail: pabloantonio.gutierrez@cemex.com Juan Camilo Álvarez Phone: +57(1) 603-9909 E-mail: juancamilo.alvarez@cemex.com Stock Information Colombian Stock Exchange CLH